Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DAVITA HEALTHCARE PARTNERS INC.”, CHANGING ITS NAME FROM “DAVITA HEALTHCARE PARTNERS INC.” TO “DAVITA INC.”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF AUGUST, A.D. 2016, AT 6:28 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF SEPTEMBER, A.D. 2016 AT 12 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State
2391269 8100	Authentication: 202822771
SR# 20165351016	Date: 08-12-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION	State of Delaware
Secretary of State
Division of Corporations
Delivered 06:28 PM 08/12/2016
FILED 06:28 PM 08/12/2016
SR 20165351016 - File Number 2391269

DaVita HealthCare Partners Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: that at a meeting of the Board of Directors of the Corporation on March 31, 2016, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation to change the Corporation’s name from “DaVita HealthCare Partners Inc.” to “DaVita Inc.,” declaring said amendment to be advisable and in the best interest of the Corporations and its stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that in accordance with Section 242(b) of the Delaware General Corporation Law (“DGCL”), Article I of the Certificate of Incorporation be amended such that Article I reads in its entirety as follows:

“I. NAME

The name of the Corporation is DaVita Inc. (the “Corporation”);”

SECOND: that said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: that upon the filing of said amendment with the office of the Secretary of State of the State of Delaware, the change in the Corporation’s name that is the subject of said amendment shall become effective at 12:00 a.m. (Eastern Standard Time) on September 1, 2016.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 12th day of August, 2016

DAVITA HEALTHCARE PARTNERS INC.

By:
Name: Arturo Sida
Title: Assistant Corporate Secretary